SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                            ______________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            ______________________________

                               FIELDCREST CANNON, INC.
                (Exact name of registrant as specified in its charter)

                    DELAWARE                                 56-0586036

          (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)              Identification
          Number)


               326 East Stadium Drive
               Eden, North Carolina  27288
          (Address of principal executive offices)


                           1995 EMPLOYEE STOCK OPTION PLAN
                              OF FIELDCREST CANNON, INC.
                               (Full title of the plan)



                                   M. Kenneth Doss
                              Vice President, Secretary
                                  and General Counsel
                               Fieldcrest Cannon, Inc.
                                326 East Stadium Drive
                              Eden, North Carolina 27288
                                     (910) 627-3000

              (Name, address and telephone number, including area code,
                                of agent for service)

                                CALCULATION OF REGISTRATION FEE

                                              Proposed      Proposed
            Title of                          maximum       maximum
            securities      Amount            offering      aggregate         Amount of
            to be           to be             price         offering          registration
            registered      registered        per share(1)  price(1)          fee(1)
            Common
            Stock, par
            value $1.00
            per share       435,000 shares      $22.125      $9,624,375           $3,319

          (1)  Pursuant to Rule 457(c) and (h)(1), based on the average of


               the high and low prices of the registrant's common stock on May 4, 1995, as reported on the New York Stock Exchange.
          /TABLE

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

                    The following documents filed by Fieldcrest Cannon, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 30, 1995 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

                    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a), above.

                    (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


          Item 4.  Description of Securities.

                    Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

                    The legality of the securities offered hereby has been passed upon by M. Kenneth Doss, Esq., Vice President, Secretary and General Counsel of the Company, who owns approximately 10,201 shares of Common Stock and has been granted options to purchase 8,300 shares of Common Stock under the Plan.

          Item 6.  Indemnification of Directors and Officers.

                    The laws of Delaware, under which the Company was incorporated, permit or require a corporation to indemnify its officers and directors against certain liabilities under the circumstances set forth by statute. The Company has adopted






          provisions in its bylaws and certificate of incorporation that implement the statutory indemnification provisions.

                    The   Seventh   Article  of   the   Company's  Restated
          Certificate of Incorporation requires the Company to indemnify every officer and director of the Company to the fullest extent allowed by law, except as otherwise provided in the Company's Bylaws. Also, the Eighth Article of the Company's Restated Certificate of Incorporation eliminates the personal liability of the Company's directors to the Company and its stockholders for monetary damages for breach of fiduciary duties as directors, other than (i) for any breach of the duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; (iv) for any transaction from which a director derived an improper personal benefit; and
          (v) to any extent that such liability may not be limited or eliminated by virtue of the provisions of Section 102(b)(7) of the Delaware General Corporation Law or any successor statute.

                    Article VI of the Company's Amended and Restated Bylaws provides that the Company will indemnify any person who was or is a party (or is threatened to be made a party) to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, in which he had had no reasonable cause to believe his conduct was unlawful.

                    Article VI of the Company's Amended and Restated Bylaws also provides that, in the case of an action or suit brought by or in the right of the Company, the Company will indemnify any person who was or is a party (or is threatened to be made a party) to any such action or suit by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided that, no





                                         II-2
          indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the appropriate court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses deemed proper by the court. Article VI of the Company's Amended and Restated Bylaws further provide that the determination of the right to indemnification as provided for herein must be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
          (3) by the stockholders.

                    Article VI of the Company's Amended and Restated Bylaws also provides for indemnification of expenses (including attorneys' fees) actually and reasonably incurred by a director, officer, employee or agent of the Company to the extent that such person has been successful in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in defense of any claim, issue or matter addressed therein, and that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be advanced to such person by the Company if authorized by the Board of Directors and if such person agrees to repay such amounts advanced unless it is ultimately determined that he is entitled to be indemnified pursuant to the terms of Article VI.

          Item 7.  Exemption from Registration Claimed.

                    Not applicable.

          Item 8.  Exhibits.

                    The following exhibits are filed as a part of this Registration Statement:

               Number              Description

                4.1 Copy of the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc., which is incorporated by reference to Exhibit A to the Company's Proxy Statement filed on March 22, 1995, for the annual meeting of shareholders held on April 24, 1995.

                4.2      The    Company's     Restated    Certificate    of
                         Incorporation, as amended to date, which is incorporated by reference to Exhibit 3-1 to the Company's Registration Statement on Form S-3 filed on February 18, 1994.





                                         II-3
                4.3 The Company's Amended and Restated Bylaws, which are incorporated by reference to Exhibit 3-1 to the Company's Report on Form 8-K filed on December 9, 1993.


                5.1 Opinion of M. Kenneth Doss, Esq., as to the legality of the Common Stock being registered.

               23.1      Consent   of  M.  Kenneth  Doss,  Esq.,  which  is
                         contained in his opinion filed as Exhibit 5.1.

               23.2      Consent of Ernst & Young LLP.

               24.1      Power of Attorney.

          Item 9.  Undertakings.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
                    Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3)  To  remove  from  registration  by  means  of  a  post-
                    effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and





               controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in
                                         II-4
               the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












                                      SIGNATURES


                                    THE REGISTRANT


                    Pursuant to the requirements of the Securities Act of 1933, Fieldcrest Cannon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden, State of North Carolina, on this 5th day of May, 1995.

                                        FIELDCREST CANNON, INC.


                                        By:/s/ J. M. Fitzgibbons

                                           J. M. Fitzgibbons, Chairman and
                                           Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 1995.



           /s/ J. M. Fitzgibbons               /s/ Clifford D. Paulsen
          Name:  J. M. Fitzgibbons            Name:  Clifford D. Paulsen
          Title: Chairman and                 Title: Controller
                 Chief Executive Officer            (principal accounting
                (principal executive                 officer)
                 officer


           /s/ Thomas R. Staab                 /s/ Tom H. Barrett*
          Name:  Thomas R. Staab              Name:  Tom H. Barrett
          Title: Vice President and           Title: Director
                 Chief Financial Officer
                (principal financial
                 officer)


           /s/ William E. Ford*                /s/ John C. Harned*
          Name:  William E. Ford              Name:  John C. Harned
          Title: Director                     Title: Director


           /s/ Noah T. Herndon*                /s/ Roger Horchow*
          Name:  Noah T. Herndon              Name:  Roger Horchow
          Title: Director                     Title: Director





                                         II-6

           /s/ W. Duke Kimbrell*               /s/ C. J. Kjorlien*
          Name:  W. Duke Kimbrell             Name:  C. J. Kjorlien
          Title: Director                     Title: Director



          *By: /s/ M. Kenneth Doss
                    M. Kenneth Doss
                    Attorney-in-Fact

                                    EXHIBIT INDEX
                                          to
                        Registration Statement on Form S-8 of
                               Fieldcrest Cannon, Inc.
                                                              Sequential
          Exhibit No.              Description                Page No.

           4.1      Copy of the 1995 Employee Stock Option
                    Plan of Fieldcrest Cannon, Inc., which
                    is incorporated by reference to Exhibit
                    A to the Company's Proxy Statement filed on March 22, 1995, for the annual meeting of shareowners held on
                    April 24, 1995.

           4.2      The Company's Restated Certificate of
                    Incorporation, as amended to date,
                    which is incorporated by reference to
                    Exhibit 3-1 to the Company's Regis-
                    tration Statement on Form S-3 filed on
                    February 18, 1994

           4.3      The Company's Amended and Restated
                    Bylaws, which are incorporated by
                    reference to Exhibit 3-1 to the
                    Company's Report on Form 8-K filed
                    on December 3, 1993

           5.1      Opinion of M. Kenneth Doss, Esq., as
                    to the legality of the Common Stock
                    being registered                            II- 8

          23.1      Consent of M. Kenneth Doss, Esq.,
                    which is contained in his opinion
                    filed as Exhibit 5.1

          23.2      Consent of Ernst & Young LLP                II- 9

          24.1      Power of Attorney                           II-10





                                         II-7
                                                              EXHIBIT 5.1


                                     May 5, 1995




          Securities and Exchange Commission
          Filing Desk
          450 Fifth Street
          Washington, D.C.  20549

          RE: Registration Statement on Form S-8 Relating to the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc.

          Gentlemen:

               As the General Counsel for Fieldcrest Cannon, Inc. (the "Company"), I am familiar with the proceedings taken in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the issuance and sale of up to 435,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. (the "Plan").

               I have reviewed the Plan and the Registration Statement, and I have examined and am familiar with the records relating to the organization of the Company, including its Certificate of Incorporation, Bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors and stockholders of the Company pertinent to the rendering of this opinion.

               Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ M. Kenneth Doss











                                                             EXHIBIT 23.2




                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 435,000 shares of common stock of Fieldcrest Cannon, Inc. for the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. of our report dated February 1, 1995, with respect to the consolidated financial statements of Fieldcrest Cannon, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.





          Greensboro, North Carolina              /s/ Ernst & Young LLP
          May 5, 1995










                                                             EXHIBIT 24.1

                               FIELDCREST CANNON, INC.

                                  POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS:

                    We, the undersigned directors of Fieldcrest Cannon, Inc. (the "Corporation"), and each of us, do hereby make, constitute and appoint M. Kenneth Doss our true and lawful attorney-in-fact and agent with full power and authority in said attorney-in-fact and agent to execute for us and in our behalf the Registration Statement under the Securities Act of 1933 on Form S-8 for the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. and any post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                    IN WITNESS WHEREOF, we the undersigned have executed this Power of Attorney this 24th day of April, 1995.




          /s/ J. M. Fitzgibbons              /s/ Noah T. Herndon
          J.M. Fitzgibbons                   Noah T. Herndon


          /s/ Tom H. Barrett                 /s/ S. Roger Horchow
          Tom H. Barrett                     S. Roger Horchow


          /s/ William E. Ford                /s/ W. Duke Kimbrell
          William E. Ford                    W. Duke Kimbrell


          /s/ John C. Harned                 /s/ C. J. Kjorlien
          John C. Harned                     C. J. Kjorlien




